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                                                               EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 33-37615 of MFS Institutional Trust, on behalf of MFS Institutional Core Equity Fund, MFS Institutional Emerging Equities Fund, MFS Institutional High Yield Fund, MFS Institutional International Equity Fund, MFS Institutional International Research Equity Fund, MFS Institutional Large Cap Growth Fund, MFS Institutional Large Cap Value Fund, MFS Institutional Mid Cap Growth Fund, MFS Institutional Real Estate Investment Fund and MFS Institutional Research Fund, and of our reports dated August 8, 2002 appearing in the annual reports to shareholders for the year ended June 30, 2002, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 23, 2002